Semrush Announces Early Lock-up Expiration Extension

BOSTON, June 28, 2021 /Businesswire/ -- Semrush Holdings, Inc. (NYSE: SEMR) (“Semrush”, or the "Company"), a leading online visibility management SaaS platform, announced today an extension of the early lock-up expiration date pursuant to the terms of lock-up agreements entered into with the underwriters (the "lock-up agreements") of Semrush’s initial public offering ("IPO") of Class A common stock until the close of trading one business day following the release of earnings for the second quarter of 2021.

In connection with the Company’s IPO, all of its executive officers, directors, and substantially all of the holders of the Company’s common stock, or securities exercisable for or convertible into the Company’s Class A and Class B common stock outstanding immediately prior to the IPO (the “securities”) entered into lock-up agreements that restrict their ability to sell or transfer their securities, or otherwise engage in certain transactions related to their securities, for a period of up to 180 days after March 24, 2021 (the “lock-up period”).

Pursuant to the terms of the lock-up agreements, the lock-up period will end with respect to 33% of the securities subject to each lock-up agreement on June 22, 2021, which falls within the Company's quarterly blackout period. Therefore, in accordance with the terms of the lock-up agreements, the lock-up period with respect to 33% of the securities subject to each lock-up agreement as of such date will end one business day following the release of earnings for the second quarter of 2021, which date will be separately announced (the "early lock-up expiration extension date").

The Company estimates that, based on the number of shares of the Company's common stock, which as of June 22, 2021 are (i) outstanding or (ii) subject to stock options that have vested, approximately 42.4 million shares of the Company's common stock may become eligible for sale in the public market at the open of trading on the day following the early lock-up expiration extension date, subject to applicable volume and other restrictions of Rule 144 of the Securities Act of 1933, as amended.

About Semrush

Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with over 72,000 paying customers, is headquartered in Boston and has offices in Pennsylvania, Texas, Czech Republic, Cyprus, Poland and Russia.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, statements about future operating results and our estimates of the number of shares that may become eligible for sale in the public market upon the early lock-up release.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in the final prospectus for our initial public offering filed on March 25, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 11, 2021. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to Semrush as of the date hereof, and Semrush disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Semrush’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect Semrush's results is included in Semrush’s SEC filings, which may be obtained by visiting Semrush’s Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.

MEDIA:
Vincent Schiano
Semrush Holdings, Inc.
Vincent.Schiano@semrush.com

INVESTOR:
Bob Gujavarty
Semrush Holdings, Inc.
Bobby.Gujavarty@semrush.com